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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 25, 1999 (except for Note 11, as to which the
date is      , 1999, in the Registration Statement (Form F-1) and related
Prospectus of BackWeb Technologies, Ltd., for the registration of 6,325,000 shares of its ordinary stock.


Palo Alto, California
         , 1999

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The foregoing consent is in the form that will be signed upon completion of the ordinary share split described in Note 11 to the consolidated financial statements.


                                                /s/ ERNST & YOUNG, LLP


Palo Alto, California
June 3, 1999